                                   Exhibit 5.1

                       [Armstrong Teasdale LLP Letterhead]

                                October 31, 2002

Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri  63105

Ladies and Gentlemen:

     We have acted as counsel to Enterprise Financial Services Corp (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the registration statement of the Company on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to 278,885 shares of common stock, par value $0.01, of the Company (the "Shares") issuable pursuant to the Enterprise Financial Services Corp Incentive Stock Purchase Plan (the "Plan"). Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.

     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents or public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this letter as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Armstrong Teasdale LLP